Exhibit 99.1

December 23, 2021	OTCQB:MRZM

MARIZYME ANNOUNCES THE CLOSING OF MY HEALTH LOGIC

ACQUISITION ALONG WITH INITIAL FINANCING

JUPITER, Fla., December 23, 2021 /PRNewswire/ — Marizyme Inc. (“Marizyme” or the “Company”) (OTCQB:MRZM), is pleased to announce the closing of its acquisition of My Health Logic Inc., a subsidiary of Health Logic Interactive Inc. (TSXV:CHIP.H), along with a concurrent financing.

My Health Logic’s “lab-on-chip” technology platform and patient-centric digital point-of-care device, MATLOC 1, further strengthens Marizyme’s life science technology product pipeline. Marizyme is actively seeking FDA approval for both MATLOC1 and a second product, DuraGraft.

My Health Logic’s MATLOC and Lab-on-Chip Technology Platform

The excitement over microfluidics, also known as lab-on-a-chip technology, lies in its potential for producing revolutionary, timely, accessible, and practical point-of-care devices; devices that are patient-centric (one-to-many, rather than doctor centric, one-to-one) and support self-care and independence. Microfluidics is a technology for analyzing small volumes of fluids, with the potential to miniaturize complex laboratory procedures onto a small microchip, hence the term “lab-on-chip” (LOC).

My Health Logic’s lab-on-chip technology is currently being developed to diagnose the three leading biomarkers for chronic kidney disease (CKD), a disease estimated to affect 37 million Americans – or one out of every seven people – and which costs the US public healthcare system over $80 billion a year. By combining the lab-on-chip technology with MATLOC 1 we expect to be able to quantitatively read the two urine biomarkers, albumin and creatine, necessary for effective CKD screening at point-of-care with results available instantly on a patient’s smartphone.

MATLOC 2, the Company’s next generation point-of-care device is designed to quantitatively assess eGFR using a blood-based biomarker. eGFR is a key measure of kidney function health and/or stage of kidney disease and is designed to provide a complete quantitative diagnostic assessment for CKD, potentially eliminating the need for lab visits and in-person assessment.

The COVID Pandemic massively accelerated the ongoing transformation in Healthcare. Connected consumer electronic devices are enabling 24/7 home-based digital healthcare. Consumers have the desire and are now empowered to manage their own healthcare.

With MATLOC we strive to create earlier detection and prevention of CKD, allowing patients and healthcare systems to prevent the enormous costs of kidney failure, transplant, and/or dialysis. After completing the technology for CKD assessment, the Company plans to explore other biomarkers for chronic diseases to be measured at point-of-care.

Acquisition of Senior Officers and New Appointments of CFO and VP of Finance

Additionally, Marizyme is pleased to announce that David Barthel, who was appointed as Marizyme’s Chief Executive Officer on November 10, 2021, was appointed as a member of the Company’s board of directors on December 20, 2021.

Also, two of My Health Logic’s senior officers, George Kovalyov, CPA, and Harrison Ross, CFA will join the Company in leadership roles.

George Kovalyov will become Marizyme’s CFO. Mr. Kovalyov is a founding member of the My Health Logic team and is a CPA with cross border transaction experience. Before My Health Logic, Mr. Kovalyov was VP of Finance for Phivida Holdings, a publicly traded Company that raised over $19 million post its IPO and was successfully acquired. Furthermore, Mr. Kovalyov has 11 years experience as a financial controller, working on public company audits and financial statements for both US GAAP and IFRS.

Harrison Ross will become Marizyme’s VP of Finance. Mr. Ross is another founding member of the My Health Logic team and brings extensive knowledge of the MATLOC device and the accompanying lab-on-chip technology. Mr. Ross has experience in both public and private capital markets. In addition to creating another currently TSXV-listed company, Mr. Ross spent 9 years on the buy-side managing investments at registered firms and family offices.

Marizyme Announces Financing

Marizyme is also announcing that, concurrent with the closing of the My Health Logic Acquisition, the Company closed a private placement in the amount of $6 million, consisting of Units of Convertible Notes and Warrants at a price per Unit of $1.75. This new investment will allow the Company to continue with its business development needs and prepare and file with the Securities and Exchange Commission (the “SEC”) a Form S-1 registration statement (the “Registration Statement”) for an anticipated public offering and Nasdaq uplisting in 2022. Subject to satisfaction of certain conditions, the purchaser of the Units has agreed to invest up to an additional $4 million in the Company. Specifically, the Purchaser has agreed to subscribe for $2,000,000 in additional Units upon the Company’s filing of the Registration Statement, and an additional $2,000,000 upon the Company’s submission of responses to a first round of comments on the S-1 filing expected to be received from the SEC shortly after the S-1 filing. In connection with this investment, the company also exchanged approximately $1,456,039 in previously-issued outstanding convertible notes and warrants in exchange for the new Convertible Notes and Warrants.

About Marizyme, Inc.

Marizyme is a life science company, based in Jupiter, FL that is engaged in the research, development and commercialization of technologies and products to prevent, treat and diagnose diseases with unmet clinical needs. The Company’s flagship product, DuraGraft®, is an intra-operative vascular graft storage solution that inhibits endothelial damage and leads to improved clinical outcomes by reducing the incidence of complications associated with vein graft failure after bypass surgery. DuraGraft enhances coronary artery bypass grafting (CABG) surgical outcomes by significantly reducing major adverse cardiac events such as repeat revascularization and myocardial infarction. DuraGraft is approved for use in the EU and several Asian countries but is not yet approved for use in the U.S. Marizyme is also focused on the development and marketing of products based on its clinically tested and previously patented protease based therapeutic Krillase® platform. Krillase is not approved for use in the U.S. For more information about Marizyme, visit www.marizyme.com.

About My Health Logic

My Health Logic is developing and commercializing consumer focused handheld point-of-care diagnostic devices that connect to patient’s smartphones and digital continued care platforms. The Company plans to use My Health Logic’s patent pending lab-on-chip technology to provide rapid results and facilitate the transfer of that data from the diagnostic device to the patient’s smartphone. The Company expects this data collection will allow it to better assess patient risk profiles and provide better patient outcomes. Our mission is to empower people with the ability to get early detection anytime, anywhere with actionable digital management for chronic kidney disease. More information about My Health Logic is available at www.healthlogicinteractive.com.

Forward Looking Statements

This press release contains statements that do not relate to historical facts but are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business of our company, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control, including the risks described in our annual and quarterly reports under the heading “Risk Factors” as filed with the SEC. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof. Unless otherwise required by law, we undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.